As filed with the Securities and Exchange Commission on June 16, 2017

Registration No. 333-124723

Registration No. 333-105100

Registration No. 333-101180

Registration No. 333-78145

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

TEXTRON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0315468
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

40 Westminster Street

Providence, Rhode Island 02903

(Address of Principal Executive Offices) (Zip Code)

Textron Inc. 1999 Long-Term Incentive Plan

(Full Title of the Plan)

Jayne M. Donegan

Executive Counsel

Textron Inc.

40 Westminster Street

Providence, Rhode Island  02903

(Name and Address of Agent for Service)

401-421-2800

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Textron Inc. (the “Company”) filed Registration Statements on Form S-8 (Registration Statement Nos. 333-124723, 333-105100, 333-101180, 333-78145) registering an aggregate of 39,000,000 shares (on a post-split basis) of the Company’s common stock, par value $.125 per share, to be issued to participants under the Textron Inc. 1999 Long-Term Incentive Plan (the “1999 Plan”).  The 1999 Plan has terminated, and all rights to purchase shares under the Plan have been exercised or have expired.  This Post-Effective Amendment No. 1 to the Registration Statements is being filed in order to deregister any and all shares that were registered under the Registration Statements that remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 15th day of June 2017.

TEXTRON INC.
(Registrant)

By:	/s/E. Robert Lupone
E. Robert Lupone
General Counsel,
Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 15, 2017 in the capacities indicated.

Name	Title

/s/Scott C. Donnelly	Chairman, President and Chief Executive
Scott C. Donnelly	Officer, Director (principal executive officer)

/s/Frank T. Connor	Executive Vice President
Frank T. Connor	and Chief Financial Officer
(principal financial officer)

/s/Mark S. Bamford	Vice President and Corporate Controller
Mark S. Bamford	(principal accounting officer)

This Registration Statement also has been signed on June 15, 2017 by the following persons who constitute a majority of the Board of Directors:

*	Director
Kathleen M. Bader

*	Director
R. Kerry Clark

*	Director
Ivor J. Evans

*	Director
Lawrence K. Fish

*	Director
Paul E. Gagné

*By:	/s/ Ann T. Willaman
	Ann T. Willaman	(Attorney-in-fact**)

**By authority of Powers of Attorney filed with this Registration Statement on Form S-8.